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                                  EXHIBIT 11

                      AUTONOMOUS TECHNOLOGIES CORPORATION

               STATEMENT REGARDING COMPUTATION OF LOSS PER SHARE

                                   (NOTE 1)
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                                                    Three Months Ended                 Six Months Ended
                                            --------------------------------    -------------------------------
PRIMARY LOSS PER SHARE                      SEPT. 30, 1996    SEPT. 30, 1995    SEPT. 30, 1996   SEPT. 30, 1995
                                            --------------    --------------    --------------   --------------
Net Loss                                    $    2,891,380    $    1,215,159    $    6,169,297   $    3,008,953
                                            --------------    --------------    --------------   --------------

Weighted average common shares
 outstanding during the periods                  6,749,950         1,245,000         5,164,668        2,770,900
                                            --------------    --------------    --------------   --------------

Primary loss per share                      $        (0.43)   $        (0.98)   $        (1.19)  $        (1.09)
                                            ==============    ==============    ==============   ==============

Shares used in weighted average common
 shares outstanding for:
Three months ended March 31, 1995 .............................................................. 3,669,153

Three months ended March 31, 1996 .............................................. 3,741,303

Three months ended June 30, 1995 ............................................................... 3,425,185

Three months ended June 30, 1996 ............................................... 4,985,331

Three months ended September 30, 1995 .......................................................... 1,245,000

Three months ended September 31, 1996 .......................................... 6,749,950

Daily weighted average for nine month period                                     5,164,668       2,770,900


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